Exhibit 99.2

Stanley Black & Decker Announces Recommended Offer To Acquire Niscayah, A Leading European Commercial Electronic Security & Monitoring Company For SEK18.00 Per Share In Cash

New Britain, Connecticut, June 27th, 2011

•	Acquisition Would Significantly Enhance Global Footprint Of Stanley Black & Decker’s Convergent Security Solutions (CSS) Franchise;

•	Projected Synergies Of USD$80 Million, With More Than Half Realizable In Year One;

•	EPS Accretion of Approximately USD$0.20 Per Share Expected In Year One, USD$0.45 Per Share By Year Three;

•	Acquisition To Be Funded With Existing SWK Offshore Cash; Requires No Issuance Of Debt Or Equity;

•	SWK Offer Unanimously Recommended By The Independent Committee of Niscayah’s Board

Stanley Black & Decker (NYSE: SWK) (the “Company”), an S&P 500 global diversified industrial company, announced today that it has made an offer to acquire all of the outstanding common stock and warrants of Niscayah (OMX: NISC), a leading commercial security and monitoring company specializing in electronic security services and solutions based in Stockholm, Sweden, for SEK18.00 per share in cash (the “Offer”). The total transaction value including assumed financial debt would be SEK7.6 billion (USD$1.2 billion).

The Offer represents a 47% premium to Niscayah’s closing price prior to the disclosure of Securitas AB’s offer to acquire Niscayah on May 16, 2011, a 24% premium to the current value of Securitas AB’s all-stock offer and a 15% premium to Niscayah’s stock price at close on June 23rd, 2011.

The independent committee of Niscayah’s Board has unanimously recommended that Niscayah shareholders and warrant holders accept the Offer. Niscayah shareholders representing approximately 19.5% of Niscayah shares have committed to accept the Offer under certain conditions.

With estimated 2011 revenue of approximately USD$1 billion, Niscayah is one of the world’s most attractive commercial security and monitoring companies and one of the largest access control and surveillance solutions providers in Europe. Niscayah’s integrated security solutions include video surveillance, access control, intrusion alarms and fire alarm systems, and its offerings include design and installation services, maintenance and repair, and monitoring systems. The proposed acquisition would expand and complement Stanley Black & Decker’s existing security product offerings and further diversify the Company’s operations and international presence. Niscayah’s business is well-diversified across Northern, Central, and Southern Europe and the Nordic Region, as well as in the United States. Stanley Black & Decker’s existing CSS business revenues are approximately USD$800 million, of which Europe represents approximately USD$300 million.

Stanley Black & Decker expects the transaction to result in annual cost savings of approximately USD$80 million, more than half of which would be realized by the end of year one after closing. The acquisition is also expected to be immediately accretive to Stanley Black & Decker’s earnings per share (EPS), with accretion of USD$0.20 in year one and USD$0.45 in year three, excluding acquisition-related charges of $60 - $80 million which will largely be incurred during year one. The acquisition would be funded with Stanley Black & Decker’s existing offshore cash resources with no additional debt or equity issuances.

President and Chief Executive Officer, John F. Lundgren, commented, “Our offer to acquire Niscayah is consistent with our strategy to build on our attractive growth platforms and create value for Stanley Black & Decker shareholders. Niscayah is a company we know well and is an ideal fit with our Convergent Security Solutions business as it brings complementary geographic strength and services, affords substantial synergies, strengthens our customer value proposition and enhances our growth potential in the highly attractive commercial security sector. We are providing all Niscayah shareholders the opportunity to receive an all-cash, superior offer at a significant premium, and we are very pleased to have the unanimous recommendation of the independent committee of Niscayah’s board and the support of two major shareholders.”

Lundgren continued, “This acquisition also provides us with an excellent opportunity to utilize our offshore cash for a transaction that is expected to produce meaningful EPS accretion immediately. Our electronic security solutions team has requisite skills and experience to integrate Niscayah successfully as they have with HSM, Sonitrol, Générale de Protection, and most recently, ADT France.”

The Offer is subject to customary conditions for a public offer in Sweden, including anti-trust approvals and the acceptance of the Offer to such an extent that Stanley Black & Decker becomes the owner of more than 90% of the total number of shares in Niscayah. The transaction is expected to close in September 2011.

Stanley Black & Decker’s financial advisors for this transaction are Barclays Capital and

J.P. Morgan and its legal advisors are Cleary Gottlieb Steen & Hamilton LLP and Gernandt & Danielsson.

The Company will host a conference call today, Monday, June 27th, at 8:30 am EDT/2:30 pm CEST. A presentation which will accompany the call will be available at www.stanleyblackanddecker.com and will remain available after the call.

The call will be accessible by telephone at 1 (800) 447-0521 and from outside the U.S. at 1 (847) 413-3238 (confirmation # 30130189); also, via the Internet at www.stanleyblackanddecker.com. To listen, please go to the web site at least fifteen minutes early to register, download and install any necessary audio software. A replay will also be available two hours after the call and can be accessed at (888) 843-7419 or (630) 652-3042 by entering the conference identification number 30130189#. The replay will also be available as a podcast within 24 hours and can be accessed on our website and via iTunes.

Stanley Black & Decker, an S&P 500 company, is a diversified global provider of hand tools, power tools and related accessories, mechanical access solutions and electronic security solutions, engineered fastening systems, infrastructure solutions and more. Learn more at www.stanleyblackanddecker.com.

Cautionary Note Regarding Forward-Looking Statements

Stanley Black & Decker makes forward-looking statements in this press release which represent its expectations or beliefs about future events and financial performance. Forward-looking statements are identifiable by words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may” and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Forward looking statements made in this press release, include, but are not limited to, statements concerning: the consummation of the acquisition; Niscayah’s business complementing and expanding Stanley Black and Decker’s existing operations and international presence; cost savings; and earnings per share.

You are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are not guarantees of future events and involve risks, uncertainties and other known and unknown factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by such forward-looking statements, including, but not limited to, the failure to consummate, or a delay in the consummation of, the transaction for various reasons.

Forward-looking statements made herein are also subject to risks and uncertainties, described in: Stanley’s 2010 Annual Report on Form 10-K, its Quarterly Report on Form 10-Q for the quarter ended April 2, 2011; and other filings the Company makes with the Securities and Exchange Commission. In addition, actual results could differ materially from those suggested by the forward-looking statements, and therefore you should not place undue reliance on the forward-looking statements. The Company makes no commitment to revise or update any forward-looking statements to reflect events or circumstances occurring or existing after the date of any forward-looking statement.

Contacts (United States):

Kate White Vanek

Director, Investor Relations, Stanley Black & Decker

(860) 827-3833

kate.vanek@sbdinc.com

Tim Perra

Director, Global Communications, Stanley Black & Decker

(860) 826-3260

tim.perra@sbdinc.com

Sard Verbinnen & Co

David Reno/Brooke Gordon

(212) 687-8080

Contact (Sweden):

JKL

Erik Nillsson

+ 46 738 394 118